UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2012
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2012, Tesoro Corporation (the “Company” or “Tesoro”) entered into an amendment (the “Amendment”) to its Fifth Amended and Restated Credit Agreement, originally dated as of March 26, 2011 (the “Credit Agreement”), and the related Amended and Restated Security Agreement with a syndicate of banks and financial institutions, including JPMorgan Chase Bank as administrative agent (the “Administrative Agent”). The Amendment permits Tesoro to enter into permitted credit enhancement transactions, including silent payment undertakings and certain put arrangements (“Permitted Credit Enhancement Transactions”), to transfer the credit risk associated with commercial agreements with third parties for the sale of certain crude oil, feedstocks and refined products (“Sales Transactions”) to a financial institution in exchange for the right, title and interest to the receivable associated with the Sales Transaction or related invoice(s).

Upon entering into a Permitted Credit Enhancement Transaction, Tesoro will be required to provide the related documentation to the Administrative Agent. Receivables subject to Permitted Credit Enhancement Transactions will no longer constitute collateral under the Credit Agreement and will not be considered “Eligible Receivables” for purposes of calculating the Company's borrowing base. In addition, the Amendment specifies that the aggregate outstanding face amount of all receivables subject to Permitted Credit Enhancement Transactions, which would otherwise be eligible for inclusion in the borrowing base, shall not exceed $300 million at any time. With respect to receivables previously included in the borrowing base that become subject to credit enhancement, the Administrative Agent will also have the ability to impose a borrowing base reserve during the interim period between (x) the date such receivables become subject to a credit enhancement transaction and (y) the next date on which the borrower provides reports excluding such receivables from the borrowing base.

The foregoing description is summary in nature and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.
       (d)   Exhibits.
10.1    Omnibus Amendment No. 1 to the Fifth Amended and Restated Credit Agreement and Amended and Restated Security Agreement dated as of June 6, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 8, 2012

TESORO CORPORATION
By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
10.1	Omnibus Amendment No. 1 to the Fifth Amended and Restated Credit Agreement and Amended and Restated Security Agreement dated as of June 6, 2012.

4